Exhibit 99.1

CITITRENDS ANNOUNCES FOURTH QUARTER AND FISCAL 2025 RESULTS

Q4 2025 total sales of $230.4 million with comparable store sales growth of 8.9%; Two-year stack of 15.3%

Fiscal 2025 total sales of $820.0 million with comparable store sales growth of 9.7%; Two-year stack of 13.1%

Strong start to Q1 2026 with high-single digit comparable store sales increase

Fiscal 2026 Outlook doubles prior year adjusted EBITDA

SAVANNAH, GA (March 17, 2026) — Citi Trends, Inc. (NASDAQ: CTRN), a leading off-price value retailer of apparel, accessories and home trends primarily for Black families in the United States, today reported results for the fourth quarter and full year ended January 31, 2026. For purposes of comparison, unless otherwise stated, metrics in this release are compared to the 13-week quarter and 52-week full year ended February 1, 2025.

Chief Executive Officer Comments

Ken Seipel, Chief Executive Officer, said: “Our fourth quarter results cap a transformational year for CITITRENDS. We delivered 8.9% comparable store sales growth in Q4, or 15.3% on a two-year basis, marking our sixth consecutive quarter of positive comps. For the full year, comparable store sales increased 9.7%, reflecting strong customer traffic and broad-based growth across our stores, geographies, and merchandise categories. This momentum has continued into 2026, with Q1 quarter-to-date comparable store sales trending in the high-single digits.

Fiscal 2025 was about strengthening the foundation of the business and building the operational infrastructure needed for sustained profitable growth. We expanded net income by $48.4 million compared to fiscal 2025 to $5.2 million, expanded adjusted EBITDA* by $26 million year-over-year to $11.8 million, improved gross margin by more than 200 basis points, and delivered meaningful SG&A leverage. We believe these results validate the strategic actions we have taken to refocus the business on the Black customer – the center of everything we do, to sharpen our merchandise assortments, and to improve operational execution across the company.

In fiscal 2026, our priorities are: consistent execution, sales flow through to profit and accelerated growth. For the year, we are targeting mid to high-single digit growth in total sales and continued margin expansion, and we expect to position the company to deliver adjusted EBITDA* of $34 million to $38 million this year, which more than doubles our profit performance from fiscal 2025.

With improving traffic trends, stronger operational discipline, and a clear path forward, we believe CITITRENDS is well positioned to continue driving profitable growth and shareholder value.”

Financial Highlights – Fourth Quarter 2025

•	Total sales of $230.4 million increased $19.2 million, or 9.1% vs. Q4 2024; comparable store sales increased 8.9% compared to Q4 2024 driven by increases in both traffic and basket, as a result of the improved three-tiered merchandise assortment.

•	Gross margin of 39.9% increased 20 basis points compared to Q4 2024 due to lower markdowns, benefiting from our improved merchandise assortment and value proposition, upgraded allocation processes and inventory efficiency initiatives.

•	SG&A expense of $80.0 million compared to Q4 2024 SG&A expense of $77.5 million, or $76.7 million as adjusted*, which reflected the costs to process higher sales and $1.8 million of incremental incentive compensation from improved financial performance. On a rate basis, adjusted SG&A expenses levered 160 basis points compared to Q4 2024.

•	Net income of $7.4 million, $7.2 million as adjusted*, vs. net loss of $14.2 million, or adjusted net loss* of $12.8 million in Q4 2024.

•	Adjusted EBITDA* of $11.9 million compared to adjusted EBITDA* of $7.1 million in Q4 2024.

•	Real Estate: Closed 3 stores in the quarter.

•	Cash of $66.1 million at quarter-end, with no debt and no borrowings under a $75 million credit facility.

•	Merchandise inventory was $113.5 million at the end of the quarter, a decrease of 7.4% vs. Q4 2024, with average store inventory down 2.0% vs. last year, a result of on-going inventory efficiency initiatives.

Financial Highlights – Full Year 2025

•	Total sales of $820.0 million increased $66.9 million, or 8.9% vs. 2024; comparable store sales increased 9.7% to 2024, 13.1% on a two-year basis

•	Gross margin of 39.6% compared to 37.5% in 2024; the 210 basis point expansion was driven by lower markdowns and lower shrink from lapping last year’s strategic inventory reset plus lower freight expense.

•	SG&A of $313.2 million, $312.8 million as adjusted* vs. $300.2 million, or $296.3 million as adjusted* in 2024; on a rate basis, adjusted SG&A* rate leveraged 120 basis points compared to 2024.

•	Net income of $5.2 million, including the $11.0 million gain on the sale of the Savannah office building in Q2 2025, or adjusted net loss* of $5.3 million, vs. net loss of $43.2 million, or adjusted net loss* of $36.7 million in 2024.

•	Adjusted EBITDA* of $11.8 million compared to adjusted EBITDA* loss of $14.2 million in 2024. The adjusted EBITDA* improvement of $26.0 million to last year was driven by higher sales, 210 basis point increase in gross margin rate and 120 basis points of adjusted SG&A leverage, including the impact of higher incentive compensation accruals.

•	Real Estate: Opened 3 new stores, remodeled 62 locations and closed 4 stores to end the year with 590 locations

•	Capital Expenditures for the year totaled $22.7 million

Capital Return Program Update

In the fourth quarter of fiscal 2025, the Company did not repurchase any shares of its common stock. During fiscal 2025, the Company repurchased 250,555 shares of its common stock at an aggregate cost of $6.3 million. At the end of fiscal 2025, $40.0 million remained available under the Company’s share repurchase program.

Fiscal 2026 Outlook

Beginning in 2026 the Company will update its definition of adjusted EBITDA and adjusted SG&A to include an addback of equity-based compensation expense because equity-based compensation is a non-cash expense that the Company does not use to assess core profitability. The Company believes excluding equity-based compensation will improve comparability and provide greater transparency of cash generated from operations.

For reference, in fiscal 2025 this expense was $1.0 million in Q1, $1.5 million in Q2, $1.5 million in Q3 and $1.4 million in Q4, totaling $5.4 million for the year. In fiscal 2026, equity-based compensation expense is expected to be in the range of $5.5 million to $6.0 million. The adjusted EBITDA and adjusted SG&A information provided within this “Fiscal 2026 Outlook” section, including prior year results, have been adjusted to reflect this change.

The Company’s outlook for fiscal 2026 compared to fiscal 2025 is as follows:

•	Expecting total sales growth of 6% to 8% with comparable store sales growth in the range of 5% to 7%

•	Gross margin is expected to expand approximately 100 basis points

•	Adjusted SG&A* is expected to leverage 70 to 100 basis points, as adjusted*

•	Adjusted EBITDA* is now expected to be in the range of $34 million to $38 million, with approximately 200 basis points of adjusted EBITDA margin* expansion

•	For the year, the Company plans to open approximately 25 new stores, remodel 50 stores, and close 4 locations

•	Capital expenditures are expected to be in the range of $35 million to $40 million, with the majority of the spend on new stores and remodels

Investor Conference Call and Webcast

CITITRENDS will host a conference call today at 9:00 a.m. ET. The live broadcast of CITITRENDS’ conference call will be available online at the Company’s website, cititrends.com, under the Investor Relations section, beginning today at 9:00 a.m. ET. The online replay will follow shortly after the call and will be available for replay for one year.

The live conference call can also be accessed by dialing (877) 407-0779. A replay of the conference call will be available until March 24, 2026, by dialing (844) 512-2921 and entering the passcode,13756478.

During the conference call, the Company may discuss and answer questions concerning business and financial developments and trends that have occurred after quarter-end. The Company’s responses to questions, as well as other matters discussed during the call, may contain or constitute information that has not been disclosed previously.

*Non-GAAP Financial Measures

The historical non-GAAP financial measures discussed herein are reconciled to their corresponding GAAP measures at the end of this press release. The Company is unable to provide a full reconciliation of the forward-looking non-GAAP financial measures above without unreasonable effort because it is not possible to predict certain of the adjustment items with a reasonable degree of certainty. This information is dependent upon future events and may be outside of the Company’ control and its unavailability could have a significant impact on its financial results.

About CITITRENDS

Citi Trends, Inc. is a leading off-price value retailer of apparel, accessories and home trends primarily for Black families in the United States. The Company operates 592 stores located in 33 states. For more information, visit cititrends.com or your local store.

Forward-Looking Statements

All statements other than historical facts contained in this news release, including statements regarding the Company’s future financial results and position, business policy and plans, objectives and expectations of management for future operations and capital allocation expectations, are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995 that are subject to material risks and uncertainties. The words “believe,” “may,” “could,” “plans,” “estimate,” “expects,” “continue,” “anticipate,” “intend,” “expect,” “upcoming,” “trend,” “guidance,” “outlook” and similar expressions, as they relate to the Company, are intended to identify forward-looking statements, although not all forward-looking statements contain such language. Statements with respect to earnings, sales or new store guidance, including under the section “Fiscal Year 2026 Outlook” and our ability to deliver on such financial outlook are forward-looking statements. Investors are cautioned that any such forward-looking statements are subject to the finalization of the Company’s quarter-end financial and accounting procedures, are not guarantees of future performance or results, and are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. Actual results or developments may differ materially from those included in the forward-looking statements as a result of various factors which are discussed in our Annual Reports and Quarterly Reports on Forms 10-K and 10-Q, respectively, and any amendments thereto, filed with the Securities and Exchange Commission. These risks and uncertainties include, but are not limited to, uncertainties relating to general economic conditions, including inflation, energy and fuel costs, unemployment levels, and any deterioration whether caused by acts of war, terrorism, political or social unrest (including any resulting store closures, damage or loss of inventory) or other factors; changes in market interest rates and market levels of wages; the imposition of new taxes on imports, new tariffs and changes in existing tariff rates; the imposition of new trade restrictions and changes in existing trade restrictions or trade relationships; impacts of natural disasters such as hurricanes; uncertainty and economic impact of pandemics, epidemics or other public health emergencies; transportation and distribution delays or interruptions; changes in freight rates; the Company’s ability to attract and retain workers; the Company’s ability to negotiate effectively the cost and purchase of merchandise inventory risks due to shifts in market demand and to manage inventory shrinkage; the Company’s ability to gauge fashion trends and changing consumer preferences; consumer confidence and changes in consumer spending patterns; competition within the industry; competition in the Company’s markets; the duration and extent of any economic stimulus programs; changes in product mix; interruptions in suppliers’ businesses; risks related to cybersecurity, data privacy and intellectual property; temporary changes in demand due to weather patterns; seasonality of the Company’s business; the results of pending or threatened litigation; delays associated with building, remodeling, opening and operating new stores; and delays associated with building, and opening or expanding new or existing distribution centers. Any forward-looking statements by the Company, with respect to guidance, the repurchase of shares pursuant to a share repurchase program, or otherwise, are intended to speak only as of the date such statements are made. Except as required by applicable law, including the securities laws of the United States and the rules and regulations of the Securities and Exchange Commission, the Company does not undertake to publicly update any forward-looking statements in this news release or with respect to matters described herein, whether as a result of any new information, future events or otherwise.

Contact:

Tom Filandro

ICR, Inc.

CitiTrendsIR@icrinc.com

CITI TRENDS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)

(in thousands, except per share data)

	Fourth Quarter
	2025	2024	2023
Net sales	$230,393	$211,172	$215,179

Cost of sales (exclusive of depreciation shown separately below)	(138,463)	(127,326)	(130,997)
Selling, general and administrative expenses	(80,033)	(77,451)	(74,527)
Depreciation	(4,937)	(4,491)	(4,850)
Asset impairment	(252)	(701)	(873)
Gain on Insurance	482	—	—
Income (loss) from operations	7,190	1,203	3,931
Interest income	605	531	1,070
Interest expense	(87)	(81)	(78)
Income (loss) before income taxes	7,708	1,653	4,923
Income tax expense	(296)	(15,830)	(1,372)
Net income (loss)	$7,412	$(14,177)	$3,551

Basic net income (loss) per common share	$0.91	$(1.71)	$0.43
Diluted net income (loss) per common share	$0.88	$(1.71)	$0.42

Weighted average number of shares outstanding
Basic	8,113	8,314	8,238
Diluted	8,411	8,314	8,380

	Fiscal Year
	January 31, 2026	February 1, 2025	February 3, 2024
	(unaudited)	(unaudited)	(unaudited)
Net sales	$819,962	$753,079	$747,941

Cost of sales (exclusive of depreciation shown separately below)	(495,320)	(471,036)	(462,824)
Selling, general and administrative expenses	(313,171)	(300,173)	(284,530)
Depreciation	(18,482)	(18,822)	(18,990)
Asset impairment	(579)	(2,536)	(1,051)
Gain on sale of building	10,960	—	—
Gain on insurance	482	—	—
Income (loss) from operations	3,852	(39,488)	(19,454)
Interest income	1,993	2,473	3,874
Interest expense	(342)	(319)	(306)
Income (loss) before income taxes	5,503	(37,334)	(15,886)
Income tax (expense) benefit	(296)	(5,836)	3,907
Net income (loss)	$5,207	$(43,170)	$(11,979)

Basic net income (loss) per common share	$0.65	$(5.19)	$(1.46)
Diluted net income (loss) per common share	$0.63	$(5.19)	$(1.46)

Weighted average number of shares outstanding
Basic	8,057	8,315	8,221
Diluted	8,300	8,315	8,221

CITI TRENDS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited)

	January 31, 2026	February 1, 2025
Assets:
Cash and cash equivalents	$66,092	$61,085
Inventory	113,515	122,640
Prepaid and other current assets	13,441	13,335
Property and equipment, net	54,384	50,715
Operating lease right of use assets	221,775	214,148
Other noncurrent assets	1,964	846
Total assets	$471,171	$462,769

Liabilities and Stockholders' Equity:
Accounts payable	$100,693	$102,456
Current operating lease liabilities	44,397	47,724
Accrued liabilities	27,934	23,823
Other current liabilities	383	388
Noncurrent operating lease liabilities	178,921	172,675
Other noncurrent liabilities	2,523	2,527
Total liabilities	354,851	349,593

Total stockholders' equity	116,320	113,176
Total liabilities and stockholders' equity	$471,171	$462,769

CITI TRENDS, INC.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES (unaudited)

(in thousands, except per share data)

The Company uses certain financial measures, including adjusted SG&A, adjusted net income (loss), adjusted EBITDA, and adjusted EBITDA margin to understand and evaluate the Company’s current operating performance and to allow for period-to-period comparisons. The Company believes these non-GAAP financial measures provide meaningful supplemental information about our financial results to investors. These non-GAAP measures may not be comparable to similarly titled non-GAAP measures of other companies and should be considered in addition to and not as a substitute for, or superior to, any measure of performance, cash flow or liquidity prepared in accordance with GAAP. These Non-GAAP measures have no standardized meanings and are not defined by GAAP. The Company is providing a reconciliation of each of these non-GAAP financial measures to their most comparable financial measures on a GAAP basis.

	Fourth Quarter
	January 31, 2026	February 1, 2025
Reconciliation of Adjusted SG&A
SG&A	$(80,033)	$(77,451)
Severance[1]	—	653
Shareholder matters[4]	—	50
Adjusted SG&A	$(80,033)	$(76,748)

	Fourth Quarter
	January 31, 2026	February 1, 2025
Reconciliation of Adjusted Net Income (Loss)
Net income (loss)	$7,412	$(14,177)
Gain on insurance	(482)	—
Asset impairment	252	701
Severance[1]	—	653
Shareholder matters[4]	—	50
Adjusted net income (loss)	$7,182	$(12,773)

	Fourth Quarter
	January 31, 2026	February 1, 2025
Reconciliation of Adjusted EBITDA
Net income (loss)	$7,412	$(14,177)
Interest income	(605)	(531)
Interest expense	87	81
Income tax expense	296	15,830
Depreciation	4,937	4,491
Gain on insurance	(482)	—
Asset impairment	252	701
Severance[1]	—	653
Shareholder matters[4]	—	50
Adjusted EBITDA	$11,897	$7,098

	Fiscal Year
	January 31, 2026	February 1, 2025
Reconciliation of Adjusted SG&A
SG&A	$(313,171)	$(300,173)
Lease termination fee[5]	390	—
Severance[1]	388	653
Shareholder matters[4]	146	1,746
Cyber incident expenses[3]	(597)	36
CEO transition expenses[2]	—	1,479
Adjusted SG&A	$(312,844)	$(296,259)

	Fiscal Year
	January 31, 2026	February 1, 2025
Reconciliation of Adjusted Net income (loss)
Net income (loss)	$5,207	$(43,170)
Gain on sale of building	(10,960)	—
Gain on insurance	(482)	—
Asset impairment	579	2,536
Lease termination fee[5]	390	—
Severance[1]	388	653
Shareholder matters[4]	146	1,746
Cyber incident expenses[3]	(597)	36
CEO transition expenses[2]	—	1,479
Adjusted net loss	$(5,329)	$(36,720)

	Fiscal Year
	January 31, 2026	February 1, 2025
Reconciliation of Adjusted EBITDA
Net income (loss)	$5,207	$(43,170)
Interest income	(1,993)	(2,473)
Interest expense	342	319
Income tax expense	296	5,836
Depreciation	18,482	18,822
Gain on sale of building	(10,960)	—
Gain on insurance	(482)	—
Asset impairment	579	2,536
Lease termination fee[5]	390	—
Severance[1]	388	653
Shareholder matters[4]	146	1,746
Cyber incident expenses[3]	(597)	36
CEO transition expenses[2]	—	1,479
Adjusted EBITDA	$11,798	$(14,216)

1 Represents severance and related costs resulting from the CEO transition and subsequent implementation of CEO-led organizational changes.

2 Represents costs associated with the hiring of a new CEO.

3 Represents costs associated with the cyber disruption of the Company's back office and distribution center IT systems in January 2023.

4 Represents costs related to requests and inquiries from a significant shareholder.

5 Represents a lease termination fee associated with the closure of a store.

Beginning in 2026 the Company will update its definition of Adjusted EBITDA and Adjusted SG&A to include an addback of equity-based compensation expense because equity-based compensation is a non-cash expense that the Company does not use to assess core profitability and the Company believes excluding equity-based compensation will improve comparability and provide greater transparency of cash generated from operations. The Company is providing the following reconciliations of Adjusted EBITDA and Adjusted SG&A under the new methodology to present the effects of the change in methodology. These reconciliations should be read together with the reconciliations of Adjusted EBITDA and Adjusted SG&A under the current methodology.

Fiscal Year
January 31, 2026
Reconciliation of Adjusted SG&A (New Methodology)
Adjusted SG&A (Current Methodology)	$(312,844)
Equity-based compensation	5,389
Adjusted SG&A (New Methodology)	$(307,455)

Fiscal Year
January 31, 2026
Reconciliation of Adjusted EBITDA (New Methodology)
Adjusted EBITDA (Current Methodology)	$11,798
Equity-based compensation	5,389
Adjusted EBITDA (New Methodology)	$17,187

Fiscal Year
January 31, 2026
Adjusted EBITDA Margin
Sales	$819,962
Adjusted EBITDA (New Methodology)	17,187
Adjusted EBITDA margin	2.1%